Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-142271 and
333-211905 on Form S-8 and Registration Statement Nos. 333-221419, 333-219927, and 333-182642
on Form S-3 of DCP Midstream, LP of our report dated February 9, 2018 relating to the consolidated financial statements of DCP Sand Hills Pipeline, LLC and subsidiary as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017, appearing in this Annual
Report on Form 10-K of DCP Midstream, LP for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 26, 2018